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                               EXHIBIT 3-2

                        CERTIFICATE OF AMENDMENT
                                 OF THE
                     CERTIFICATE OF INCORPORATION OF
                     ROCHESTER TELEPHONE CORPORATION

            Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1)  The name of the corporation is:
          ROCHESTER TELEPHONE CORPORATION

(2) The Certificate of Incorporation was filed at the Department of State of the State of New York on the 25th day of February, 1920.

(3) The Certificate of Incorporation is hereby amended to effect a change in corporate name:

     Paragraph One 91) of the Certificate is hereby amended to read:

     The name of the corporation is:

          FRONTIER CORPORATION

(4) The amendment to the Certificate of Incorporation was authorized by a vote of the Board of Directors, followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, this certificate has been subscribed this 21st day of December 1994 by the undersigned, who affirm that the statements made herein are true under the penalties of perjury.

/s/ John K. Purcell                     /s/ Josephine S. Trubek
- -----------------------                 -------------------------
John K. Purcell, Corporate              Josephine S. Trubek,
Vice President                          Corporate Secretary